Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 29, 2003 with respect to the financial statements of Dollar Financial Group, Inc. and our report dated September 29, 2003 (except for Note 16, as to which the date is November 13, 2003) with respect to the financial statements of DFG Holdings, Inc., in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-111473) and related Prospectus of Dollar Financial Group, Inc.

                /s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 13, 2004